EMPLOYMENT CONTRACT

     This Employment Contract (the "Agreement"), dated as of July
19, 2002, between Temtex Industries, Inc., a Delaware corporation with offices at One Lincoln Centre, 5400 LBJ Freeway, Suite 1375,
Dallas, Texas 75240 (the "Company"), and Richard Anderson, residing at 38 Lincoln Street, Lexington, MA 02421 (the
"Executive").

                            Recitals

     WHEREAS, the Company desires to employ Executive as an executive officer of the Company.

     WHEREAS, Executive has agreed to his employment with the Company pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

     1.   TERM.

     The Company agrees to employ Executive, and the Executive agrees to serve, on the terms and conditions of this Agreement for a period commencing on July 19, 2002 and ending July 19, 2005 (the "Reference Date"), or such shorter period as may be provided for herein. The period during which Executive is employed hereunder is hereafter referred to as the "Employment Period."

     2.   DUTIES AND SERVICES.

     During the Employment Period, Executive shall be employed as the President and Chief Executive Officer of the Company and shall be responsible for the day-to-day management of the Company, and shall also perform services in a responsible executive or managerial capacity for any of the Company's subsidiary corporations when and as appropriate to further the interests of the Company. In performance of his duties, Executive shall be subject to the direction of the Board of Directors of the Company substantially. Executive agrees to his employment as described in this Section 2 and agrees to devote all of his business time and efforts to the performance of his duties under this Agreement. Executive shall be available to travel as the needs of the business require.

     3.   COMPENSATION.

     As compensation for his services hereunder, the Company shall pay Executive, during the Employment Period, a base salary payable in equal monthly installments at the annual rate of $240,000. Executive shall also be eligible for a bonus up to 50% of his base salary, as determined in the discretion of the Board of Directors. During the Employment Period, the Company may increase the base salary payable to the Executive, but cannot reduce the base amount of Executive's salary. Executive will also be eligible to participate in the regular employee benefit programs now or hereafter established by the Company and in any special executive benefits and perquisites established by the Company's Board of Directors.

     4.   EXPENSES.

     Executive shall be entitled to reimbursement for travel and other out-of-pocket expenses incurred by Executive in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Executive shall be entitled to four weeks paid vacation each year, with no minimum employment period being required before Executive may take vacation during the initial year of Executive's employment. The Company acknowledges that Executive currently resides in Lexington, Massachusetts, that he may reside there during part or all of the term hereof and that travel costs and related hotel and other incidental expenses resulting from his travels from his place of residence to the Company's facilities shall be reimbursed as expenses hereunder.

     5.   NONCOMPETITION.

     Executive agrees that (a) he will not during the Employment Period engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner or partner of, any other business or organization that directly or indirectly competes with the business of the Company or any of its subsidiaries and (b) for a period of two (2) years after he voluntarily terminates this Agreement, Executive shall not directly or indirectly compete with or be engaged in the same business as the Company or any of its subsidiaries or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which, at the time of such cessation, directly or indirectly competes with or is engaged in the same business as the Company or any of its subsidiaries; provided, however, that notwithstanding the foregoing, the provisions of this Section 5 will not be deemed breached merely because Executive owns not more than 1 percent of the outstanding equity securities of an entity, if, at the time of its acquisition by Executive, such securities are listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange. The provisions of this Section 5 shall survive the termination of this Agreement by either party.

     6.   CONFIDENTIAL INFORMATION.

     All confidential information which Executive may now possess, may obtain from the Company or its subsidiaries during or after the Employment Period, or may create prior to the end of the Employment Period or otherwise relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person or entity either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company and its subsidiaries, in each case without prior written permission of the Company. Executive shall deliver to the Company all tangible evidence of such confidential information prior to or at the termination of his employment. The provisions of this Section 6 shall survive the termination of this Agreement by either party.



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

     7.   TERMINATION.

          (a) Executive's Death. If Executive shall die during the Employment Period, this Agreement shall terminate, except that Executive's estate shall be entitled to receive the base salary payable to Executive, accrued to the last day of the month in which his death occurs, together with any death benefits provided under employee benefit plans maintained by the Company.

          (b) Executive's Disability. If, during the Employment Period, Executive shall become physically or mentally disabled, whether totally or partially, so that he is prevented from performing his usual duties and services hereunder for a period of six (6) consecutive or nonconsecutive months during any twelve (12) month period, this Agreement shall terminate effective on such incapacity, and Executive (or his legal representatives) shall be entitled only to the base compensation earned pro rata to the date of termination with no entitlement to any base salary after the date of termination; provided, however, that Executive shall be entitled to receive all benefits to which he may be entitled pursuant to the Company's employee benefit plans.

          (c) Termination by the Company Without Cause. This Agreement may be terminated by the Company without cause upon thirty (30) days' prior written notice thereof given to Executive. In the event of termination without cause, the Company shall, until the Reference Date, continue to pay Executive the base salary effective at the time of termination in accordance with the Company's regular payroll cycle. Additionally, following termination without cause, Executive shall be entitled to continue to participate in all regular employee benefit plans of the Company until the Reference Date.

          (d) Termination by the Company for Cause. This Agreement may be terminated by the Company "for cause", as defined below, by delivering to Executive written notice describing the cause and granting Executive fifteen (15) days to respond to the Board of Directors. If this Agreement is terminated by the Company for cause, Executive shall only be entitled to the base salary earned by him to the date of termination with no entitlement to any base salary continuation payments or benefits continuation (except as otherwise provided by the terms of an employee benefit plan of the Company). The determination as to whether termination shall be for cause shall be made by the Board of Directors of the Company in the exercise of its business judgment. Termination of this Agreement by the Company for cause shall be deemed to have occurred only if:

               (i) termination shall have been the result of an act or acts of dishonesty on the Executive's part constituting a felony or intended to result directly or indirectly in substantial gain or personal enrichment to him at the expense of the Company; or

               (ii) termination shall have been the result of the Executive's willful and continued failure substantially to perform his duties and responsibilities as an officer of the Company (other than such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Executive by the Board of Directors of the Company which specifically identifies the manner in which such Board believes that the Executive has not substantially performed his duties and the Executive is given a reasonable time after such demand substantially to perform his duties; or

               (iii) termination shall have been the result of a material breach of this Agreement.


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

     Executive's employment shall in no event be considered to have been terminated by the Company for cause if the act or failure to act upon which the termination is based (A) was done or omitted to be done without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled and as a result of his good faith belief that such act or failure to act was in or was not opposed to the interests of the Company, or (B) is an act or failure to act in respect of which the Executive meets the applicable standard of conduct prescribed for indemnification or reimbursement of expenses under the Bylaws of the Company or the laws of its state of incorporation.

          (e) Voluntary Termination by Executive. Executive may terminate this Agreement at any time upon delivering thirty (30) days' written notice to the Company. In the event of such voluntary termination other than for "good reason", as hereinafter defined, Executive shall be entitled to his base salary earned to the date of his resignation, but no base salary continuation payment or benefits continuation (except as provided by the terms of the Company's employee benefit plans). On or after the date the Company receives notice of Executive's resignation (other than resignation for good reason), the Company may, at its option, pay Executive his base salary through the effective date of his resignation and terminate his employment immediately.

          (f) Termination by Executive For Good Reason. Executive may at any time voluntarily terminate his employment for "good reason", as defined below, upon thirty (30) days written notice thereof to the Company. In the event of such voluntary termination for "good reason", Executive shall be deemed to have been terminated without cause with the same payments and benefits set forth in
     Section 7(c) being applicable to Executive's termination under this Section 7(f).

          For purposes of this Agreement, "good reason" shall mean the occurrence of any of the following events:

               (i) removal from the offices Executive holds on the date of this Agreement or a material reduction in Executive's authority or responsibility, but not including termination of Executive "for cause";

               (ii) reduction in the base salary payable to Executive; or

               (iii) the Company otherwise commits a material breach of this Agreement.

     8.   SURVIVAL.

     The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive
Executive's termination of employment.

     9.   MODIFICATION.

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.



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

     10.  NOTICES.

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10). Any notice given to the Company shall be addressed to the attention of the Corporate Secretary. Notice to the estate of Executive shall be sufficient if addressed to Executive as provided in this Section 10. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 10 shall be deemed given at the time of receipt thereof.

     11.  WAIVER.

     Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     12.  BINDING EFFECT.

     Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Executive and his heirs and personal representatives, shall be binding upon and inure to the benefit of the Company and its successors and assigns.

     13.  HEADINGS.

     The headings of this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     14.  COUNTERPARTS; GOVERNING LAW.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws rules.



                    [Signature Page Follows]









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

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              COMPANY:

                              TEMTEX INDUSTRIES, INC.


                              By:________________________________
                              Name:______________________________
                              Title:_____________________________





                              EXECUTIVE:


                              ___________________________________
                              Richard Anderson

















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